FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 27, 2005

                              Tasker Capital Corp.
             (Exact name of registrant as specified in its charter)


            NEVADA                    000-32019               88-0426048
State or other Jurisdiction         (Commission             (IRS Employer
     of Incorporation               File Number)         Identification Number)


       39 OLD RIDGEBURY ROAD, SUITE 14, DANBURY, CT             06810-5116
         (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (203) 730-4350

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

On April 27, 2005, Tasker Capital Corp. (OTC Bulletin Board: TKER) ("Tasker") entered into a stock purchase agreement with Electric Aquagenics Unlimited, Inc. relating to the purchase of 359,000 shares of common stock, par value $1.00 per share of Biofilm Strategies Corporation for an aggregate purchase price of $718,000. As a result of this transaction, Tasker now holds a 27% ownership interest in Biofilm Strategies Corporation.

Prior to this transaction, neither Tasker nor any of its affiliates had a material relationship with Electric Aquagenics Unlimited, Inc. other than with respect to this material definitive agreement.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TASKER CAPITAL CORP.
                                             (Registrant)

                                              By: /s/ Robert D. Jenkins
                                                  ------------------------------
                                              Robert D. Jenkins
                                              Chief Financial Officer

Dated:  May 2, 2005